Exhibit 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the use in this Post-Effective Amendment No.1 to Registration Statement No. 333-274947 on Form S-1 of our report dated April 5, 2024, relating to the financial statements of Better Home and Finance Holding Company. We also consent to the reference to us under the heading "Experts" in such Registration Statement.
/s/ Deloitte & Touche LLP
New York, New York
April 29, 2024